Exhibit 10.19

Shanghai Free Trade Zones

Plant and Warehouse Lease Contract

(Contract No.:7239)

House Lease Contract of 88# Property in PlotF16

Lessor:	Shanghai Waigaoqiao Free Trade Zone Sanlian Development Co., Ltd.(hereinafter referred to as Party A)
Address: No.2001, North Yanggao Road, Shanghai City
Legal representative: Li Yuanzhang

Lessee:	Shanghai Waigaoqiao EDC Technology Co., Ltd..(hereinafter referred to as Party B)
Legal address:
Legal representative:

Party A and Party B sign this Contract by consensus according to the Contract Law of the People’s Republic of China, the Urban Real Estate Administration Law of the People’s Republic of China and relevant provisions to clarify the relationship of rights and obligations of the lessor and the lessee.

Article 1: Name, location, area, use and structure of leased housing

1.                  Housing name: 88# building (temporary).

2.                  Location: Part/Floor/ Building 88#, F16 Plot, District F

3.                  Construction area: 20888m2; usage area:    /   m2 (housing plan is shown in Appendix 1).

4.                  Use: industrial plant.

5.                  Housing structure, floor load and supporting facilities are shown in Appendix 2.

Article 2: Lease term

Party A rents out the housing and supporting facilities determined in Article 1 to Party B from (date) to (date) and has the right to recover. The lease term is 20 years and 6 months.

Article 3: Rent and property management fees, payment method and payment period

(as shown in supplementary terms)

1.                  The house rent is RMB / per square meter of construction area, totaling RMB /.

2.                  The rent is calculated from the lease commencement date determined in Article 2 herein. With a lease quarter of every three months, Party B shall pay the rent for next lease quarter before the 25th day in the month prior to each lease quarter.

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3.                  The rent is unchanged for 20 years and 6 months from the effective date of the Contract and is adjusted from / every / years with each adjustment range  of /.

4.                  The housing property management fee is RMB / and the payment method and period are /.

Article 4: Deposit (as shown in supplementary terms)

Within / days after execution of the Contract, Party B shall pay the rent for / months one time as the deposit, totaling RMB / in advance. If Party B intends to surrender in advance after execution of the Contract, the losses to Party A due to early surrender shall be deducted from the deposit and the remaining deposit is returned to Party B. If the deposit is insufficient to make up for Party A’s losses, the insufficient part shall be complemented by Party B. To renew the housing determined herein or exchange lease of other housing of Party A upon expiry of the Contract, Party B shall give a written notice to Party A 180 days prior to expiry of the lease term. Both parties sign a separate lease contract with the consent of Party A and the deposit is included in the new lease contract;  if Party B does no longer renew, Party A refunds the deposit within 30 days after Party B submits the leased housing to Party A for acceptance and returns the housing to Party A intactly before (date). The deposit is free of interest.

Article 5: Handover of leased housing (as shown in supplementary terms)

1.                  Party A shall deliver the housing and supporting facilities determined in Article 1 herein to Party B according to the procedures agreed by both parties before (date) after execution of the Contract;

2.                  Party B shall sign the handover sheet after acceptance of the housing and supporting facilities delivered by Party A to prove complete delivery.

3.                  In case of failure to renew after expiry of the lease term, Party B shall hand over the leased housing to party A integrally upon acceptance of Party A before (date).

4.                  The water, electricity, gas and telephone used by Party B are agreed by Party A and Party B in the supplementary terms of the Contract or the management and maintenance convention according to the actual situation.

Article 6: Housing use, construction and management in lease term

1.                  Party A and Party B shall jointly comply with the Housing Use, Management and Maintenance Convention of Shanghai Free Trade Zones. Party A or the property management enterprise entrusted by Party A is uniformly responsible for management and maintenance of public areas, public equipment and public facilities as well as coordination between adjacent units.

2.                  Party B leases the housing determined in Article 1 herein only for outsourcing services based on the data center and shall not arbitrarily change its structure and use in the lease term and must comply with the laws and regulations of the People’s Republic of China and safeguard the public facilities and public benefits. Party A is responsible for repairing the natural loss of the leased housing. Party B is obliged to repairing and recovering the unnatural loss and relevant facility damage of the leased housing or compensating for the loss and Party A makes timely maintenance and repair according to the provisions. The responsible party is responsible for repairing the artificial damage of the leased housing or compensating for corresponding economic loss.

3.                  Party B may make supporting facility operation to the leased housing with a prior notice to Party A within the lease term. In case of damage to Party A’s equipment for Party B’s fault, Party B shall be responsible for restoring or compensating for the loss.

4.                  Party B may partition or decorate the leased housing at its own cost with prior written consent of Party A and shall inform Party A before construction. Party B shall timely negotiate with Party A on the specific matters and comply with national and Shanghai regulations and provisions on building, fire protection, environmental protection and health and epidemic prevention. Party A shall provide relevant drawings and information. Party B shall not damage the leased housing, build, dismantle or destroy the housing structure arbitrarily or exceed the allowed load on the floor. In case of damage or arbitrary change of the building structure, Party B shall be responsible for restoring or compensating for the loss.

5.                  In addition to setting up a special warehouse with the approval of the public security department, Party B shall not stack flammable and combustible, corrosive, poisonous and harmful articles inside and outside the plant (or warehouse), discharge the production wastewater to the sewage and rainwater pipelines or emit poisonous and harmful gases to ensure safety. All consequences caused by violation of this article shall be borne by Party B.

6.                  Party B may temporarily park the vehicles for goods in the outdoor open storage area and traffic roads with the consent of Party A. After loading and unloading cargo, Party B shall timely drive the vehicles away from the site and shall not park and place the vehicles and cargo at will. Party A shall develop corresponding management systems to ensure safe and smooth traffic.

7.                  Both parties shall comply with Management Regulations for Afforestation and Greening in Shanghai and shall not embezzle the greenbelt arbitrarily. To use the greenbelt, Party B shall obtain the consent of Party A and submit to the Shanghai Free Trade Zones Management Committee for approval.

8.                  Party B shall properly protect all underground facilities and public facilities built by Party A under the determined ground.

9.                  Party A is responsible for the public health, greening and conservation outside the leased housing and Party B shall undertake the related management costs according to relevant provisions.

10.           The responsible person shall undertake the resulting losses from damage of public equipment or impact on normal use of public parts.

11.           If the management of Party A or the property management company designated by Party A does not reach the predetermined requirements, Party B has the right to refuse payment of relevant property management fees.

Article 7: Insurance (as shown in supplementary terms)

1.                  Party B or the owner of cargo covers insurance for Party B’s cargo and properties in an insurance company at the premium of Party B.

2.                  Party A is responsible for covering the insurance for the housing provided by Party A (including relevant equipment) in the insurance company at the cost of Party A.

Article 8: Ownership change of leased housing

When transferring the ownership of the leased housing to a third party in the lease term, Party A shall truthfully inform the transferee of the leasehold relation and the housing transferee shall continue to perform the original house lease contract.

Article 9: Liability for breach of contract (as shown in supplementary terms)

1.                  Unless otherwise stipulated in the contract documents, Party A constitutes breach of contract in case of any of the following circumstances:

A.                The housing provided does not meet the stipulated conditions;

B.                Fail to provide the housing stipulated in Article 1 herein according to the time stipulated herein;

C.                Make operations in the housing leased by Party B without prior notice to Party B, affecting normal operating activities of Party B or causing loss to the goods stored by Party B (as shown in paragraph 1f in Article 12 of supplementary terms);

D.                Fail to timely repair the leased housing and supporting facilities required to be repaired by Party A according to the contract agreement;

E.                 Violate other terms herein.

2.                  Unless otherwise stipulated in the contract documents, Party B constitutes breach of contract in case of any of the following circumstances:

A.                Damage the leased housing and various supporting facilities or arbitrarily change the building structure, causing economic losses to Party A;

B.                Fail to pay the rent in full and on time according to the contract provisions;

C.                Fail to return the leased housing to Party A according to the contract provisions;

D.                Violate other terms herein.

3.                  The default party shall pay the liquidated damages to the other party. The liquidated damages are calculated by day, with the method as follows:

A.                The daily liquidated damages are 0.4‰ of the accrued payables;

B.                Number of default days = number of days from occurrence of default fact to completion of correction of default fact;

C.                Amount of liquidated damages = daily liquidated damages x number of default days.

4.                  If the losses caused by default to the other party exceed the liquidated damages, the default party shall make compensation for the insufficient part. The compensation is actually calculated and jointly checked by both parties according to the degree of loss and may also be verified by a professional authorized third party jointly entrusted by both parties.

5.                  If the observant party requires continuing to perform the Contract after default fact, the default party shall continue to perform the Contract no matter whether the liquidated damages and compensation have been paid actually.

6.                  The liquidated damages and compensation shall be paid no later than 10 days after the default; if the default still exists on and after the payment date, the liquidated damages and compensation shall be paid no later than the end of the month;

otherwise, it may be handled as overdue payment.

Article 10: Exemption conditions

Either party does not assume liability for breach of contract for failure to perform the Contract according to the agreed conditions due to force majeure; however, the party encountering force majeure shall immediately notify the other party and, within ten days, provide the details of the force majeure and the reasons and effective evidential documents for failure to perform the Contract in whole or in part and the need for delay in the performance. The property loss to Party A and Party B for force majeure within the lease term is handled by respective party. After above event, Party A shall recover the damaged part to the serviceable conditions within 60 days; otherwise, both parties may determine whether to temporarily interrupt performance or terminate the Contract through friendly negotiation.

Article 11: Dispute resolution

Any dispute arising from performance of the Contract is resolved by both parties through negotiation; If negotiation fails, both parties may select any of the following arbitration agency for arbitration:☒

☐              Shanghai Arbitration Commission;

☒            China International Economic and Trade Arbitration Commission Shanghai Branch;

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Article 12: Processing mode of unaccomplished matters

1.                  For the unaccomplished matters, both parties develop the supplementary terms through negotiation according to the Contract Law of the People’s Republic of China and other legal regulations. The supplementary terms have legal effect with this Contract (as shown in paragraph 1)e in Article 12 of the supplementary terms).

2.                  Both parties may modify the Contract by consensus. Before execution of the modified contract, both parties shall still perform the content stipulated in the Contract (as shown in paragraph d) in Article 24 of the supplementary terms).

Article 13: Execution, modification, renewal and termination of contract

1.                  Before signing of the Contract, Party A is responsible for informing Party B of the real estate management policies in Shanghai Free Trade Zones, the use nature, class and scope of application of the leased housing as well as related information on the leased housing and surrounding areas in detail; Party B is responsible for soliciting the opinions of the competent authority on whether it is allowed to set up the future project in the leased housing.

2.                  The Contract takes effect after being signed and sealed by the legal representatives or authorized representatives of both parties.

3.                  If the national and Shanghai laws, regulations and provisions for modification of the Contract or the new laws, regulations and provisions promulgated are retrospective to the Contract after execution of Contract, both parties shall timely revise the Contract to prevent the legitimate rights and interests of both parties from being damaged.

4.                  Party B has the priority right of renewal of the leased housing under the equal price and conditions upon expiry of the lease term. For renewal after expiry of the lease term, Party B shall make a written renewal application to Party A 180 days prior to the expiry of the lease term. Beyond above term, Party A has the right to replace the lessee. Both parties may enter into a new house lease contract according to the purpose stipulated herein.

5.                  Either party may modify or terminate the Contract for special reasons with a written notice to the other party 180 days in advance and with the consent of the other party. Either party shall compensate the other party for the resulting losses, except exempted from liability according to law.

6.                  In case of any of the following circumstances of Party B, Party A has the right to notify Party A to terminate the Contract, recover the housing and require Party B to compensate for the economic losses:

A.                Party B subleases, transfers or under-leases the housing or exchanges with the others (as shown in Article 14 in section 7 the supplementary terms);;

B.                Party B arbitrarily changes the structure or use of the leased housing;

C.                Party B conducts illegal activities by means of the leased housing, damaging the public interests;

D.                Party B is behind in payment of the rent for 6 consecutive months.

7.                  In case of any of the following circumstances of Party A, Party B has the right to notify Party A to terminate the Contract and require Party A to compensate for the economic losses:

A.                Fail to deliver the house more than one month after the delivery time stipulated herein;

B.                The housing provided does not meet the stipulated conditions;

C.                Make operations in the housing leased by Party B without prior notice to Party B, affecting normal operating activities of the lessee or causing loss to the goods stored by Party B.

Article 14: Contract registration record

Party A shall submit the original of the Contract to Shanghai Free Trade Zones Management Committee for registration record (including registration record of the contract change and termination) after execution of the Contract.

Article 15: Supplementary provisions

1.                  The Contract, together with the appendixes (original), is made out in quintuplicate and has equal effect (as shown in the supplementary terms).

2.                  Any change in the contact address, telephone and contact of either party shall be timely notified to the other party.

Party A:	Party B:

Legal representative:	Legal representative:

Authorized representative:	Authorized representative:

Contract address:	Contract address:

Tel:	Tel:

Postal code:	Postal code:

Date of signing: April 15, 2011	Date of signing: April 15, 2011

Place of signing: Pudong, Shanghai	Place of signing: Pudong, Shanghai

Supplementary Agreement (I)

Party A: Shanghai Waigaoqiao Free Trade Zone Sanlian Development Co., Ltd.

Party B: Shanghai Waigaoqiao EDC Technology Co., Ltd.

Party A and Party B entered into the House Leasing Contract in respect of Property 88# on F16 Plate Plant in Shanghai Waigaoqiao Free Trade Zone on April 15, 2011 (contract number: [SHZHBSQ]7239) (hereinafter “Leasing Contract”). Now Party A and Party B, through friendly negotiation, agree to make adjustments to the construction deposit and payment terms of Property 88# agreed in Article 4 of the supplementary terms under the Leasing Contract, and both parties have entered into a Supplementary Agreement as follows:

1                 The construction deposit of Property 88# shall be RMB[REDACTED]1 million, and Party B shall pay such fund to Party A in one lump sum within 30 days after this Supplementary Agreement is signed. The construction deposit shall carry no interest.

2                 This construction deposit shall be paid by Party B to the RMB account designated by Party A:

Shanghai Waigaoqiao Free Trade Zone Sanlian Development Co., Ltd.

[REDACTED]2

[REDACTED]3

3                 This construction deposit shall be converted into the rental deposit (including restoration deposit of RMB[REDACTED]4 million) and rent automatically of Property 88# after the actual delivery of such house to Party B.

4                 Investor of Party B, considering the need for business development, plans to set up a new legal entity with a registered capital of USD 5 million in Waigaoqiao Free Trade Zone. In the event that the industrial and commercial registration is completed for the new legal entity and all the registered capital is fully funded, Party A will enter into an Agreement on the Total Transfer of Rights and Obligations with Party B and this new legal entity, so that the new legal entity will continue to perform all rights and obligations of Party B under the House Lease Contract in respect of Property 88#. Specific terms will be worked out after full consultation by the three parties.

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5                 This Supplementary Agreement shall come into force from the day that it is signed and sealed by the two parties.  In the event of any inconsistency between this Supplementary Agreement and House Leasing Contract in respect of Property 88#, will be executed according to this Supplementary Agreement.

6                 This Supplementary Agreement is in quadruplicate, each two originals held by each party. Non-mentioned in this Supplementary Agreement can be executed by further negotiation of Party A and Party B.

Party A: Shanghai Waigaoqiao Free Trade Zone Sanlian Development Co., Ltd. (seal)

Legal representative or authorized representative: (signature)

Party B: Shanghai Waigaoqiao EDC Technology Co., Ltd. (seal)

Legal representative or authorized representative: (signature)

Signed on: August 12th, 2011

Signed in: Pudong Shanghai

Supplementary Terms

Party A and Party B reach the following supplementary terms on establishment of Shanghai Data Center by Party B in Party A’s park by consensus:

1. Definitions

1)                         Lease contract mentioned herein refers to House Lease Contract of 88# Property in F16 Plot;

2)                         Article mentioned herein refers to the articles in the House Lease Contract of 88# Property in F16 Plot;88#

3)                         Appendix mentioned herein refers to the appendix in the House Lease Contract of 88# Property in F16 Plot;

4)                         The supporting facilities in the House Lease Contract of 88# Property in F16 Plot are shown in “Appendix 2: Custom property specification and delivery interface of GDS Shanghai Data Center” of the lease contract;

5)                         Agreed delivery date of the leased housing refers to the corresponding date to 12 months after the leased housing construction drawing design agreed herein is subject to written confirmation of Party B and after the date when Party A makes official commencement and the contract agreed date when the Party A delivers the housing to Party B. For example, if Party A makes official commencement on March 1, 2011, the agreed delivery date of the leased housing is March 1, 2012;

Party B’s electromechanical installation and secondary decoration team may enter the site in advance according to the contract with the consent of Party A. However, if Party B enters the site in advance for electromechanical installation and secondary decoration (except the condition when Party A assists Party B in embedded part foundation, measurement and civil engineering odd projects in the site in advance), Party B’s project and Party A’s project shall be applied for completion acceptance to the government simultaneously. In this case, the actual approach date of Party B is the actual delivery date of the housing and also the commencement date of the lease term of the Contract. Actual delivery date of the leased housing refers to the date when Party A and Party B hand over the leased housing and sign the handover list on site according to the agreement on housing handover in the lease contract;

Lease commencement date of the leased housing refers to the commencement date of the rent paid by Party B after expiry of the decoration preparation period provided by Party A for Party B agreed in the lease contract.

6)                         Force majeure includes war, turmoil, natural disasters and other unforeseeable, insuperable and unavoidable events. Natural disasters refer to earthwork, tsunami, thunder, hurricane, typhoon, tornado, windstorm, rainstorm, flood, freeze disaster, hail, ground avalanche, snow slide, volcanic eruption, inartificial land subsidence and other irresistible natural phenomena with powerful destructive power.

2. Area, location and nature of leased housing

1)                         The leased housing is located in Plot F16 in District F of Shanghai Waigaoqiao Free Trade Zone and the specific position is shown in the plan in Appendix 1 to the lease contract.

2)                         The temporary construction area of the leased housing is 20888m2 and the final construction design shall be subject to the construction drawings confirmed by both parties and the official reply of relevant government departments.

3)                         Since the leased housing is new planned construction property, the housing rent, property management fees or other funds calculated according to the housing area are calculated on the basis of the temporary area in the drawings. The final housing lease construction area shall be subject to the measured construction area provided by Shanghai Housing Surveying and Mapping Center and the housing rent, deposit, property management fees and other related costs are adjusted according to the measured construction area. Both parties shall sign a separate supplementary agreement.

4)                         Both parties agree that the housing construction in the Contract is initiated as industrial plants.

3. Rent, lease term and lease term delivery method

1)                         The rent of the leased housing (hereinafter referred to as house rent) is RMB[REDACTED]5/m2/day and is adjusted every 10 years within the lease term. Both parties negotiate on the unit price of house rent separately according to the industrial real estate lease market price and the amount of increase does not exceed [REDACTED]6% (including [REDACTED]7%) of the unit price of rent involved herein.

At the request of Party B, Party A has adjusted related configuration of the building (as shown in Appendix 6) and the increased cost per square meter of the construction area is expected to be RMB[REDACTED]8. Both parties reach a consensus on the burden of the increased cost through friendly negotiation and increase the shared rent RMB[REDACTED]9/m2/day on the basis of house rent. After housing completion and delivery, Party B may pay the total sum in Appendix 6 to Party A in full and bear relevant costs involved. Party B may not pay the shared rent after one-off payment. The expected increased cost of RMB[REDACTED]10 for per square meter of construction area is estimated by both parties according to the unit construction cost of 87# building and the area in 88# drawing and the final cost is settled according to the actual audit price and adjusted according to the fact in the unit price of shared rent. (The adjustment project cost rent is shown in Appendix 7)

2)                         The lease term is 20 years and 6 months from the actual delivery date of the housing.

3)                         With a lease quarter of every three months, Party B shall pay the rent for next lease quarter before the 25th day in the month prior to each lease quarter. The first rent is calculated from the end of the decoration preparation period provided by Party A for Party B.

4. Construction deposit

1)                         The construction deposit of 88# property is RMB[REDACTED]11 million. From the signing date of the Contract, RMB[REDACTED]12 million in the construction deposit paid by Party B to Party A for 87# and 88# properties in F16 plot is automatically transferred to the construction deposit for 88# property under the Contract; the remaining construction deposit of RMB[REDACTED]13 million shall be complemented by Party B to Party A within 15 working days after the foundation engineering construction drawings of 88# building are confirmed by Party B. The above construction deposit of RMB[REDACTED]14 million is automatically transferred as the lease deposit (including deposit for recovery) and rent of 88# leased housing from the date of actual delivery of 88# to Party B. The construction deposit is free of interest.

2)                         Unless otherwise stipulated in the lease contract and supplementary terms, if Party B terminates

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the lease contract arbitrarily before the actual delivery date of 88# leased housing (Party B is deemed to unilaterally terminate the Contract automatically in case of failure to confirm and reply in writing within 60 days upon receipt of the design scheme, preliminary design or complete set of construction drawings from Party A), Party A does not return the construction deposit and has the right to require Party B to compensate all losses, including but not limited to land surveying expenses, engineering design fees, project initiation declaration fees, land leveling fees, seedling migration fees and damages for contract termination with relevant suppliers.

3)                         Unless otherwise stipulated in the lease contract and supplementary terms, if Party A terminates the lease contract arbitrarily before the actual delivery date of the leased housing (Party A is deemed to unilaterally terminate the Contract automatically in case of failure to deliver the housing to Party B within 6 months after agreed delivery date for Party A’s reasons), Party B has the right to terminate the Contract and Party A shall double return the construction deposit paid by Party B under the Contract and compensate Party B for the direct and indirect costs paid for the construction project of the leased housing. The compensations include but are not limited to the electromechanical design fees and the damages for termination of contract with related contractors and suppliers.

5. Decoration preparation period

Party A agrees to give a decoration preparation period of 180 days from the actual delivery date of the leased housing to The decoration preparation period is 180 days from the actual delivery date of the leased housing. Party B does not pay the rent but shall pay the property management fee and the utilities and other relevant costs incurred in actual decoration within the decoration preparation period. Party A agrees that Party B may enter and decorate the housing in advance after handling the housing delivery procedures with Party A and Party A provides necessary coordination upon approval of relevant government departments when the housing meets the decoration conditions. For coordination between both parties and other unaccomplished matters in terms of engineering construction during engineering construction, both parties sign a separate MOU of the project.

6. Delivery and return of leased housing

1)                         Housing construction and delivery date

(a)                     Both parties agree that Party A is responsible for planning, design and construction of the leased housing when Party B pays the construction deposit according to Article 4 in the supplementary terms.

(b)                     The project design of Party B’s Shanghai Data Center is performed in three phases, i.e. scheme design, preliminary design and construction drawing design. In view of the particularity of the data center project, the design at each phase shall be subject to written confirmation by Party B. Party A may change and modify the design confirmed by Party B after re-confirmation of Party B. Party B shall make written reply or confirmation within 3 working days upon receipt of the design documents submitted by Party A in writing. Any confirmation and approval of Party B do not exempt Party A from the responsibilities undertaken for the construction project safety, quality and project legality. Party A shall urge the design institute to implement reasonable modification opinions (limited to the scope agreed in Appendix 2 to the lease contract) proposed by Party B for the construction drawings. If Party A makes construction arbitrarily before the construction drawings are confirmed by Party B, Party B shall give a reasonable period to Party A to rectification and remedy. If Party A fails to rectify timely, the Contract continues to be performed and Party A shall still deliver the housing on the agreed delivery date herein; if Party A fails to complete rectification without above reasonable period, resulting in Party B’s failure to implement Shanghai Data Center project, Party B has the right to terminate the Contract and Party A shall double return the construction deposit paid by Party B and compensate Party B for the actual loss, except the circumstances when Party B delays in written confirmation of the drawings for more than 30 days agreed in Article 4 of the supplementary terms.

(c)                      The project design bidding is divided into building civil design and electromechanical design. The former is in the charge of Party A, while the latter is in the charge of Party B. Both parties are responsible for the preparation of the design bidding documents and the implementation of the bidding review respectively and jointly confirm the design specifications of the bidding documents. The successful design unit is jointly determined by both parties. Both parties agree that the civil design and electromechanical design of the project are undertaken by the same design unit, the design contract is signed separately and the costs are borne by both parties respectively.

(d)                     If the leased housing specification (as shown in Appendix 2 to the lease contract) shall be modified by Party B in construction, both parties shall solve through further negotiation. If the construction period is delayed due to related modification, both parties shall sign a supplementary agreement.

(e)                      Party A shall complete the construction of 88# building and deliver to Party B within 12 months (including 12 months) after formal commencement date. Party A shall complete the major structure acceptance and allow and assist Party B to make electromechanical installation and construction on site within 9 months after formal commencement date. If Party B enters the site in advance for electromechanical installation and secondary decoration (except the condition when Party A assists Party B in embedded part foundation, measurement and civil engineering odd projects in the site in advance), the actual approach date of Party B is the actual delivery date of the housing and also the commencement date of the lease term of the Contract according to paragraph 5) in Article 1 herein.

(f)                       Party A must select the surveying, supervision, construction and other professional work units with legal qualification through legal procedures and inform Party B of the selection of the surveying, supervision, construction and other professional work units.

(g)                      Party B may or invites a third party to participate in the project construction supervision and management and has the right to randomly check the project construction progress, quality and construction. Party A shall provide necessary help and related materials for Party B to carry out above work. Party B may dispatch representatives to join working group and participate in the housing acceptance and Party A shall notify Party B 3 working days prior to the housing acceptance.

(h)                     Delivery signs for the leased housing to meet actual conditions: meet the custom property specification and delivery interface in Appendix 2 to the lease contract and meet the construction drawings confirmed by both parties; the housing major structure passes the acceptance of the government quality supervision department. If Party B enters the site in advance for electromechanical installation or secondary decoration according to the supplementary agreement, the date of the electromechanical installation or secondary decoration on site in advance is the actual lease commencement date.

(i)                         Party A and Party B shall bear the respective project warranty responsibilities, and the project warranty period and warranty requirements shall be implemented according to relevant national provisions. In case of losses caused by the project quality problems to Party B within the warranty period, Party B may investigate relevant compensation liability of Party A after approval by the professional third party approved by the country. If Party A fails to respond or refuses to repair within a reasonable period upon receipt of the written warranty notice from Party B, Party B may repair independently and require Party A to bear the repair costs.

(j)                        Party A shall strive to accelerate the project progress. If the housing may be delivered to Party B in advance, the housing delivery procedures may be handled in advance through approval of both parties and the lease term and rent payment date shall be advanced accordingly. Party A shall give a written notice to Party B 10 days prior to the housing delivery date.

2)                         Housing handover procedures

Party B shall handle the handover procedures in Party A upon receipt of Party A’s written handover notice. After the representatives dispatched by both parties simultaneously according to the agreement [Party A designates relevant departments and Shanghai Sankai Property Management Co., Ltd. (hereinafter referred to as Sankai Property) as Party A’s representatives] photograph, check and register the leased housing and status as well as the interface interface and materials agreed in Appendix 2 according to the lease contract, make a handover list (in duplicate) and transfer the leased housing and all handover materials, the representatives of both parties sign and seal the handover list and the leased housing is deemed to be handed over completely and the date is the actual delivery date of the housing. If Party B fails to or refuses to handle the handover procedures according to the article. the housing delivery time notified by Party A in writing is still considered as the actual delivery date of the housing.

3)                 Housing return

The leased housing handover procedures upon termination of the lease contract are contacted by Party B to Party A actively. The representatives dispatched by both parties simultaneously according to the agreement [Party A designates the relevant departments and Sankai Property as Party A’s representatives] check and register the leased housing and status according to the lease contract and make a handover list (in duplicate). Both parties negotiate on whether to recover the housing to the status acceptable by Party A according to the actual situation at the termination of the lease contract.. The leased housing is deemed to have been fully handed over after the representatives of both parties sign and seal and transfer the leased housing.’ In case of failure to handle the handover procedures with Party A on time on the contract termination date, Party B shall pay the rent for one day and a half for each day overdue. Meanwhile, Party B guarantees to have move out its registered address as at the termination date of the Contract. If applying for customs bonded warehouse within the leased housing, Party B shall also handle the emigration or cancellation procedures of the customs bonded warehouse. If Party B fails to handle the company registered address and customs bonded warehouse emigration or cancellation on time on the termination date of the contract, Party A shall investigate Party B’s liability for breach of contract according to the agreement on failure to handle surrender and handover procedures with Party A on time.

7. Partition and decoration

Party B may partition and decorate the leased housing according to the building, fire prevention, environmental protection, health and epidemic prevention laws, regulations and policies in the People’s Republic of China, Shanghai and Waigaoqiao Free Trade Zone after handling relevant approval procedures and passing acceptance of relevant government departments and property company after housing handover. Party A shall make coordination.

If the partition and decoration involve the housing major structure and other important project matters, Party B shall obtain the prior consent of Party A and Party A’s design unit.

After the requirements proposed by Party B in writing are approved by Party A, the documents issued by both parties for the arrangement shall become an appendix to the lease contract.

Party B shall comply with relevant national fire codes, install relevant firefighting facilities according to the housing use nature in decoration and report to relevant departments for approval. The costs, if involved, shall be borne by Party B.

8. Lease deposit and bank account

Party A and Party B determine the following according to the provisions in Article 4: Deposit in the lease contract:

Housing lease deposit=house rent for [REDACTED]15 months+ RMB[REDACTED]16 million (deposit for recovery);

Deposit for recovery: for the construction requirements of Party B’s Data Center, the building ground elevation of the machine room area and office area in 88# building has been subject to different degrees of decline treatment. To this end, both parties agree that if Party B surrenders lease, Party A has the right to require Party A to clean the floor and relevant floor decoration conducted for 88# building according to the current status, maintain free of charge for Party A or recover the leased housing according to the floor horizontal elevation of ordinary plants agreed in the lease contract. The deposit for recovery herein is free of interest. If Party B surrenders lease, Party A requires Party B to recover according to the above floor horizontal elevation depending on the circumstance; if Party B does not recover, Party A has the right to deduct the funds required for recovery from the deposit. If Party B purchases 88# building or handles 88# building surrender procedures with Party A according to relevant agreement, Party A shall return the above deposit and the housing lease deposit to Party B according to the lease contract within 15 days after completing relevant purchase or surrender procedures.

The specific payment method is as follows:

1)                         According to Article 4 in the supplementary terms, a part of the construction deposit paid by Party B is automatically transferred as the lease deposit (including deposit for recovery) of the leased housing from the actual delivery date of the housing.

2)                         Party A will return the housing lease deposit to Party BB according to the agreement in the lease contract after signing of the Housing Lease Termination Agreement. The lease deposit is free of interest.

3)                         The construction deposit, rent and rent deposit described in Article 3 in the lease contract shall be paid by Party B to the bank account designated by Party A by check or transfer. Party A fully entrusts “Shanghai Sankai Property Management Co., Ltd. as the property management unit of the leased housing for unified property management and fund collection of the leased housing and entrusts Sankai Property to issue relevant invoices (Party A is the invoice title) on behalf of Party A. The specific account information is as follows:

Full name of collecting company: Shanghai Sankai Property Management Co., Ltd.

Bank name: [REDACTED]17

RMB account: [REDACTED]18

9. Property management

Before handling the housing delivery procedures determined in Article 1 in the original of the lease contract after signing of the lease contract, Party B shall negotiate with Sankai Property separately, sign a Property Management Agreement and comply with the Housing Use, Management and Maintenance Convention of Shanghai Waigaoqiao Free Trade Zone (as shown in Appendix 3 to the lease contract). Party B shall pay the property management fee to Sankai Property after the actual delivery date of the leased housing and the property

15  Confidential treatment requested

16  Confidential treatment requested

17  Confidential treatment requested

18  Confidential treatment requested

management fee shall be determined by Party B and Sankai Property through negotiation.

10. Public facilities

If Party B applies for connecting outlet or using such facilities independently or by relevant utility department entrusted, Party B shall bear related costs.

11. Purchasing right of leased property

In case of intention to purchase 88# property in the contract within the lease term from the housing delivery date agreed in the lease contract signed by Party A and Party B, Party B shall sign the House Sales Contract by consensus with Party A according to the market conditions and combined with relevant real estate transaction provisions.

Party B is qualified for negotiating with Party A on purchase of 88# property after purchasing the property right of 87# property and 35KV substation.

12. Commitment and guarantee

Party A and Party B agree that if the commitment and guarantee made by one party to the other according to this article are verified to be untruthful and misleading, resulting the losses to the other party, such party shall make corresponding compensation for the other party to avoid loss.

1)                 The commitment and guarantee of Party A to Party B are as follows:

(a)             Party A guarantees that it is the legal owner of the leased housing and that the leased housing meets the requirements herein in terms of quantity and quality and may be used for the purpose agreed in paragraph 2 in Article 6 herein according to the law.

(b)             Party A shall ensure that the quality of the project undertaken meets the current national standard eligibility criteria and the construction standards agreed in Appendix 2 herein. If the project quality does not meet the current national standard eligibility criteria and the construction standards agreed in Appendix 2 herein, Party A shall instruct the construction unit to rectify within a time limit; in case of still nonconformity to the current national standard eligibility criteria after rectification within a time limit, Party A constitutes breach of contract and Party B may terminate the Contract unilaterally and require Party A to double return the construction deposit paid.

(c)              The property completion has been approved by relevant government departments in Waigaoqiao Free Trade Zone. Party A shall provide the copies of relevant evidential documents, including the written acceptance of the quality supervision department in Waigaoqiao Free Trade Zone and the fire acceptance documents from the fire department for the housing for Party B when delivering the housing. Party A shall handle and obtain the housing title deed within 12 months after meeting the title deed conditions and provide Party B with the copy of the title deed.

(d)             Party A guarantees that any mortgage, guarantee or other behaviors that may affect the right of Party B to lease the housing are not set in the leased housing before signing of the Contract.

(e)              To make operations in Party B’s leased housing after Party B formally uses the leased housing, Party A shall give a written notice, obtain the written reply of Party B and comply with Party B’s rules and regulations under the guidance of Party B. Party B shall give a written reply within 1 working day upon receipt of prior notice from Party A, except the circumstances in which Party A shall make emergency repair for the leased housing and supporting facilities according to the Contract.

Party A does not constitute breach of contract in case of failure to enter the leased housing for emergency repair for Party B’s failure to reply timely, affecting normal operating activities of Party B or resulting in losses to Party B.

(f)               Party A guarantees that Party B will not be subject to improper interference from Party A within the lease term. If Party B cannot operate normally due to Party A’s arbitrary termination of the Contract or other nonperformance in the lease term, Party B has the right to terminate the Contract and Party A shall bear the liquidated damages at three-month rent. If the liquidated damages are insufficient to make up for the losses to Party B, Party A shall compensate for actual losses to Party B.

(g)              The shareholding transfer between Party A and its affiliated companies shall not be deemed as Party A’s breach of contract without prejudice to the rights and obligations of Party B under the Contract. If Party A terminates the Contract unilaterally without permission due to the shareholding transfer between Party A and its affiliated companies, Party B has the right to terminate the Contract and Party A shall bear the liquidated damages at three-month rent. If the liquidated damages are insufficient to make up for the losses to Party B, Party A shall compensate for actual losses to Party B.

(h)             Party A shall sign and perform the Contract with legal authorization and the approval of competent authority through relevant procedures; otherwise, Party A shall bear the actual resulting losses to Party B.

2)                 The commitment and guarantee of Party B to Party A are as follows:

(a)             Party B commits to increase capital within half a year after delivery of 88# property and the capital is increased by no less than USD 5 million on the basis of the registered capital of the legal entity in Waigaoqiao Free Trade Zone. The total capital is increased to USD 30 million within three years.

(b)             Party B commits to actively coordinate with Party A in confirmation of various design drawings and written documents at the leased housing design and construction stage.

(c)              The complete set of construction design drawings provided by Party A shall be subject to written confirmation and reply within 30 days, the scheme design and preliminary design drawings shall be subject to written confirmation within 7 working days and the other schemes and written materials are generally subject to written confirmation within 3 working days.

(d)             The leased housing occupation, use and earnings by Party B shall meet the provisions in the lease contract (and the supplementary terms) and the appendixes and comply with the building, fire prevention, environmental protection, health and epidemic prevention laws, regulations and policies in the People’s Republic of China, Shanghai and Waigaoqiao Free Trade Zone.

(e)              Party B guarantees not to surrender for no reason within the lease term of the Contract. In case of surrender in advance, the lease deposit equivalent to 3-month rent is not returned and Party A has the right to require Party B to compensate for the total amount of the nonperformance part in previous 5.5 years (including 180-day decoration preparation period) in the contract lease term one time.

(f)               In case of failure to pay the rent payable for 6 months to Party A for Party B’s reasons, Party B is deemed to surrender unilaterally in advance and Party A has the right to require Party B to bear the liability for breach of contract according to the Contract and the supplementary terms; when exercising the right to unilaterally terminate the Contract in case of above circumstance, Party A has the right to apply for relocating or locally sealing all devices and properties of Party B in the leased housing to the local people’s court. The resulting costs are borne by Party B. Party A shall assist the executive staff of the court to protect Party B’s properties.

(g)              Party B shall sign and perform the Contract with legal authorization and the approval of competent authority through relevant procedures; otherwise, Party B shall bear the actual resulting losses to Party A.

13. Lessee change by lessor and lessee change

Mortgage and transfer notice

(a)             Party A may mortgage the housing or provide the third party with guarantee and other rights with the housing only after housing delivery; if mortgaging 88# building and providing guarantee and other rights for the third party, Party A shall give a written notice to Party B within fifteen working days after the mortgage registration date.

(b)             In case of intention to sell 88# property, Party A shall give a prior written notice to Party B; in case of intention to purchase, Party B shall reach a consensus with Party A on housing purchase within 2 months upon receipt of above written notice; if both parties fail to reach a consensus, Party A has the right to transfer the housing to a third party. Party A commits not to sell 88# to a third party having competitive relation with Party B (engaged in data center, disaster recovery center and IT outsourcing services) within the contract term.

14. Sublease

Party B may sublease the housing to a third party in part for business needs in the lease term. Party B shall guarantee to own relevant qualification for sublease operation above and to carry out lawful operation. The sublease operation shall not exceed the scope of rights and obligations stipulated herein and Party B shall not be relieved from the obligations for Party A for the sublease behavior, including but not limited to rent payment.

15. Agreement on Party A’s construction start

Party B commits to lease 87# housing and pay the rent on time according to the Supplementary Agreement 3 of 87# House Lease Agreement on July 1, 2011. Meanwhile, Party B will formally operate Shanghai Data Center phase 1 project (in 87# housing) in 2011.

If Party B meets above conditions, both parties agree that Party A shall start the pile foundation project within half a year after Party B formally operates 87# building and both parties confirm 88# construction drawings (in case of local adjustment of the construction blueprint at that time, both parties may negotiate on the construction progress separately.)

16. Lessee change

For the project data center business development needs of 88# building, Party B’s investor intends to establish a new legal entity in Waigaoqao Free Trade Zone. The registered capital of the new legal entity is USD 5 million by consensus between both parties. After the new legal entity completes industrial and commercial registration and the registered capital is in place, both parties may change the lessee (Party B) of the lease contract as the new legal entity by further negotiation.

17. Insurance

Party A is responsible for covering the insurance (including property insurance) for the housing and relevant supporting equipment provided by Party A at its own cost; Party B or the owner of cargo covers insurance for Party B’s equipment, cargo and properties in an insurance company at the premium of Party B.

18. Expansion

In case of future expansion requirements for Party B’s Shanghai Data Center project, Party A is willing to continue to provide corresponding property in F16 and other appropriate plots to support continuous development of Party B in Shanghai Waigaoqiao Free Trade Zone. The specific matters are determined by both parties through further negotiation.

19. Liability for breach of contract

1)                 Both parties clearly agree that any of the following circumstances shall be deemed as overdue payment. For each day overdue, the default party shall pay the overdue fine at 0.4‰ of the amount paid overdue:

(a)             Party B fails to pay or fully pay the leased housing rent on the last day of the payment term stipulated in the lease contract;

(b)             Either party makes overdue payment of the liquidated damages and compensation.

2)                 In case of violation of paragraph 1) (d) in Article 12, Party A shall pay the liquidated damages at the construction deposit paid by Party B to Party A and Party B has the right to terminate the Contract.

3)                 If Party A violates paragraphs (a) and (b) in Article 13, Party B may require Party A to pay the liquidated damages at the rent deposit paid by Party B to Party A; or Party A shall correct the nonperformance within the time limit required by Party B.

4)                 If Party A fails to deliver the housing to Party B within the agreed delivery date for Party A’s reasons, Party B agrees to give a grace period of 15 days (hereinafter referred to as the “delivery grace period”) from the agreed delivery date.” The formal lease term and the decoration preparation period of Party B will be postponed accordingly. In case of still failure to deliver the housing to Party B upon expiry of the delivery grace period for Party A’s reasons, Party A agrees to pay RMB[REDACTED]19 to Party B for each day overdue (from the next day after expiry of the delivery grace period) as the liquidated damages for delay in delivery of housing till actual delivery date of the housing; meanwhile, the formal lease term and the decoration preparation period of Party B will be postponed accordingly, unless otherwise stipulated in paragraph 5) in Article 1 of the supplementary agreement.

5)                 If the Contract cannot continue to be performed for the Party A’s reasons with the contract term, Party A shall assist Party B to find an appropriate third place until Party B reaches a agreement with the third party on the third place lease and shall compensate Party B for all losses.

20. Maintenance of leased housing

If the leased housing does not meet the service status agreed in the lease contract in the lease term, Party A undertakes the responsibility for maintenance of the leased housing at its own cost; Party B shall assume liability for damage for the damage and loss to the leased housing since Party B does not fulfill the obligations for properly keeping and using the leased housing.

21. Dispute resolution

Any dispute arising from performance of the Contract shall be resolved by both parties through friendly negotiation; if negotiation fails, either party may submit arbitration to China International Economic and Trade Arbitration Commission Shanghai Branch.

22. Confidentiality requirements

Both parties shall keep confidential the materials with confidentiality nature or exclusively by either party or both parties and related to performance of the lease contract and shall not disclose to any third party until such materials have been known by local public. The confidential materials shall include but be no limited to the price, confidential data and information materials related to the lease contract as well as all confidential materials in the lease contract and appendixes and in the negotiation, revision and performance process.

19  Confidential treatment requested

Either party may disclose relevant confidential information with prior written notice to the other party according to the court or administrative orders or ruling requirements, administrative approval and coordination needs.

23. Notice

Any notice or liaison issued by both parties based on or related to this Contract shall be delivered by registered mail or express delivery in writing to the following address:

Party A:: Shanghai Waigaoqiao Free Trade Zone Sanlian Development Co., Ltd.

Addressee: Sales and marketing department

Address: Floor 18, No.6, Jilong Road, Shanghai Waigaoqiao Free Trade Zone, China

Postal code 200131

Fax: 0086-21-58692179

Party B: Shanghai Shanghai Waigaoqiao EDC Technology Co., Ltd.

Addressee: He Zheng

Address: Floor 30, Block 3, China Central Place, No.77, Jianguo Road, Chaoyang District, Beijing City

Postal code: 100022

Fax: 0086-10-59539066

Or delivered to other addresses in the latest notice issued by the receiving party to the sending party.

24. Miscellaneous

(a)             The supplementary terms (including appendixes) are part of the lease contract. In case of conflict between the supplementary terms and the other terms in the lease contract, the former shall prevail.

(b)             The lease contract (and the supplementary terms) is interpreted according to the laws and regulations of the People’s Republic of China and the local regulations in Shanghai and governed by the law of the People’s Republic of China.

(c)              The Chinese version of the lease contract is made out in quintuplicate. Party A holds one copy, Party B holds three copies and the rest copy is submitted to the real estate management department for registration record.

(d)             The Contract and all appendixes take effect simultaneously after being signed and sealed by both parties. Any change and supplement to the lease contract shall be described by both parties in a supplementary agreement, which may take effect after being signed and sealed by both parties.